SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 18, 2003

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

(412) 831-4000

Registrant’s telephone number, including area code

Not applicable

Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

CONSOL Energy Inc. issued a press release on September 18, 2003 regarding an agreement to sell 11.0 million shares of its common stock in a private placement. RWE AG, CONSOL Energy’s largest shareholder, also agreed to sell in a private placement 14.1 million shares of CONSOL Energy common stock. A copy of the press release is attached to this Form 8-K as Exhibit 99.1

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of CONSOL Energy Inc. dated September 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOL ENERGY INC.

By:    /s/    WILLIAM J. LYONS

William J. Lyons

Senior Vice President and

Chief Financial Officer

Dated: September 18, 2003

EXHIBIT INDEX

99.1    Press Release of CONSOL Energy Inc. dated September 18, 2003.